EXHIBIT 21
LIST OF REGISTRANT’S SUBSIDIARIES AND AFFILIATES
1. Advanced Component Systems LLC, a Michigan Limited Liability Company.
2. Aljoma Holding Company, LLC, a Michigan Limited Liability Company.
3. Aljoma Lumber, Inc., a Florida Corporation.
4. Atlantic Building Professionals, LLC, a Michigan Limited Liability Company.
5. D&L Framing, LLC, a Nevada Limited Liability Company (50% owned).
6. D&R Framing Contractors, L.L.C., a Michigan Limited Liability Company (50% owned).
7. Euro-Pacific Building Materials, Inc., an Oregon Corporation.
8. Euro-Pacific International Corp., an Oregon Corporation.
9. Gulf Coast Components, LLC, a Michigan Limited Liability Company.
10. Indianapolis Real Estate LLC, a Michigan Limited Liability Company.
11. Maine Ornamental, LLC, a Michigan Limited Liability Company.
12. Midwest Framing, LLC, a Michigan Limited Liability Company.
13. Norpac Construction, L.L.C., a Nevada Limited Liability Company (75% owned).
14. Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (50% owned).
15. Pinelli Universal TKT, S. de R.L. de C.V., a Mexican Corporation (75% owned).
16. Shawnlee Construction LLC, a Michigan Limited Liability Company (80% owned).
17. Shepardville Construction, LLC, a Michigan Limited Liability Company (80% owned).
18. TKT Real Estate, S. de R.L. de C.V., a Mexican Corporation (50% owned).
19. Treating Services of Minnesota, LLC, a Michigan Limited Liability Company.
20. Tresstar, LLC, a Michigan Limited Liability Company.
21. U.F.P. Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.
22. UFP Framing LLC, a Michigan Limited Liability Company.
23. UFP Framing of Florida, LLC, a Michigan Limited Liability Company.
24. UFP Insurance Ltd., an exempted company organized under the laws of Bermuda.
25. UFP Real Estate, Inc., a Michigan Corporation.
26. UFP Transportation, Inc., a Michigan Corporation.
27. UFP Ventures, Inc., a Michigan Corporation.
28. UFP Ventures II, Inc., a Michigan Corporation.
29. United Lumber & Reman, LLC, a Michigan Limited Liability Corporation (50% owned).
30. Universal Consumer Products, Inc., a Michigan Corporation.
31. Universal Forest Products Eastern Division, Inc., a Michigan Corporation.
32. Universal Forest Products Eastern Purchasing, Inc., a Michigan Corporation.
33. Universal Forest Products Holding Company, Inc., a Michigan Corporation.
34. Universal Forest Products of Canada, Inc., a Canadian Corporation.
35. Universal Forest Products of Modesto L.L.C., a Michigan Limited Liability Company.
36. Universal Forest Products Reclamation Center, Inc., a Michigan Corporation.
37. Universal Forest Products RMS, LLC, a Michigan Limited Liability Company.
38. Universal Forest Products Texas Limited Partnership, a Michigan Limited Partnership.
39. Universal Forest Products Western Division, Inc., a Michigan Corporation.
40. Universal Forest Products Western Purchasing, LLC, a Michigan Limited Liability Company.
41. Universal Truss, Inc., a Michigan Corporation.
42. Western Building Professionals, LLC, a Michigan Limited Liability Company.
43. Western Building Professionals of California, Inc., a Michigan Corporation.
44. Western Building Professionals of California II Limited Partnership, a Michigan Limited Partnership.